Exhibit 10.1
                              CONSULTING AGREEMENT

                  THIS CONSULTING AGREEMENT (this "Agreement"), dated as of August 9, 2005, by and between INTEGRATED BIOPHARMA, INC., a Delaware corporation having its principal executive office located at 225 Long Avenue, Hillside, New Jersey 07205 (the "Company"), and GREGORY A. GOULD, an individual residing at 7513 Blue Water Court, Fort Collins, Colorado 80525 ("Consultant").

                               W I T N E S S E T H

                  WHEREAS, the Company and Consultant are parties to a Personal Services Agreement, dated April 20, 2005 (the "Employment Agreement"), pursuant to which Consultant was employed as Senior Vice President and Chief Financial Officer of the Company on the terms and conditions set forth therein;

                  WHEREAS, each of the Company and Consultant desire to terminate the Employment Agreement pursuant to Section 3(a) of said Employment Agreement in accordance with the terms and conditions set forth herein; and

                  WHEREAS, each of the Company and Consultant desire to enter into a consulting arrangement pursuant to the terms and conditions set forth herein.

                  NOW, THEREFORE, in consideration of the mutual premises and agreements contained herein, and intended to be legally bound hereby, the parties hereby agree as follows:

         1. Termination of Employment Agreement. Pursuant to Section 3(a) of the Employment Agreement, the Employment Agreement and Consultant's employment pursuant thereto as Senior Vice President and Chief Financial Officer of the Company is hereby terminated, effective as of August 9, 2005 (the "Agreement Termination Date"). The Company agrees to pay Consultant the salary, expense reimbursements and other benefits (including accrued vacation) he is entitled to under the Employment Agreement through the Agreement Termination Date at such time as such amounts would be paid under the Company's normal payment procedures.

         2. Release and Waiver of Payments.

                  (a) The parties hereto hereby agree that, notwithstanding anything to the contrary contained in the Employment Agreement and except as specifically set forth in this Agreement, Consultant hereby grants to the Company a general release from claims, actions, causes of action, debts, agreements, promises, damages and demands whatsoever in law or at equity, which Consultant ever had, now has or hereafter can, shall or may have against the Company for, upon or by reason of, any matter whatsoever from the beginning of Consultant's relationship with the Company to the date hereof, including, but not limited to, any and all claims Consultant has or may have relating to, or arising out of the employment of Consultant with the Company, the termination of his employment, wrongful termination, age discrimination, defamation, harassment, discrimination, discharge in violation of public policy and/or violation of any federal, state or local laws, including without limitation, the Age Discrimination in Employment Act, as amended, the Older Workers Benefits Protection Act, the Fair Employment and Housing Act, the Americans with Disabilities Act and Title VII of the Civil Rights Act of 1964, as amended, the Fair Labor Standards Act, as amended, the National Labor Relations Act, as amended, the Labor-Management Relations Act, as amended, the Worker Adjustment and Retraining Notification Act of 1988, as amended, the Rehabilitation Act of 1973, as amended, the Equal Pay Act, the Pregnancy Discrimination Act, the Employee Retirement Income Security Act of 1974, as amended, the Family Medical Leave Act of 1993 or any other federal, state or local employee relations statute.

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                  (b) The parties hereto hereby agree that, notwithstanding
anything to the contrary contained in the Employment Agreement, and except for any violation of law by Consultant while an employee of the Company and except as specifically set forth in this Agreement, the Company hereby grants to Consultant a general release from claims, actions, causes of action, debts, agreements, promises, damages and demands whatsoever in law or at equity, which the Company ever had, now has or hereafter can, shall or may have against Consultant for, upon or by reason of, any matter whatsoever from the beginning of Consultant's relationship with the Company to the date hereof, including, but not limited to, any and all claims the Company has or may have relating to, or arising out of the Employment Agreement, the employment of Consultant with the Company and the termination of his employment.

                  (c) Notwithstanding anything to the contrary contained herein, the Company shall, commencing on the Agreement Termination Date and continuing for six (6) months after the Agreement Termination Date or, if sooner, the termination of this Agreement by the Company in accordance with Section 9 hereof, (i) continue to provide Consultant with the same level of health and other insurance benefits that he received pursuant to the Employment Agreement (the Company may elect to pay Consultant an amount per month equal to all Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") premiums paid by Consultant for COBRA medical coverage which, in accordance with applicable federal labor law, starts on the Agreement Termination Date, or, in lieu thereof, the Company, in its sole discretion, may elect to provide such medical coverage directly to Consultant) or (ii) in lieu thereof pay Consultant the sum of $1,000 per month through the Expiration Date. All payments due under this subsection shall be made on a monthly basis, or more often in the sole discretion of the Company, commencing within thirty (30) days after the Agreement Termination Date).

         3.       Consulting Services.

                  (a) The Company agrees to and does hereby engage Consultant, and Consultant hereby agrees, to provide the Services (as hereinafter defined) for the Company, pursuant to the terms and provisions of this Agreement (the "Consulting Arrangement").

                  (b) Consultant shall make himself available at times mutually acceptable to Consultant and the Company to consult with the Company on such matters concerning the affairs of the Company as the Company may request from time to time; provided, however, that Consultant shall not be required to devote more than 10 hours per month in the performance of his services. Consultant's obligation to perform services hereunder shall not preclude Consultant from engaging for compensation or otherwise in any business, employment, occupation, profession or other activity (either as an employee or on his own behalf) not prohibited by Section 8 hereof.

         4. Term. The term of the Consulting Arrangement shall begin on the business day next following the Agreement Termination Date and shall have a term of six (6) months (the "Term"), such that the Consulting Arrangement expires on the date that is six (6) months after the Agreement Termination Date, unless terminated earlier pursuant to the provisions of this Agreement (the "Expiration Date").

         5. Services to be Provided.

                  (a) During the Term, Consultant shall act as a consultant to the Company, serving as an independent contractor and providing advisory and consulting services and such other functions of a similar nature as may be requested of Consultant by the Company (the "Services"). The Services shall be performed within the State of Colorado, unless otherwise agreed by Consultant, but Consultant will not have a permanent office at the Company.

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                  (b) During the Term, Consultant shall at all times perform his services as an independent contractor, it being understood and agreed that Consultant shall devote such time as is reasonably necessary to the performance of his duties and shall not, without the written consent of the Company, render to others any service of any kind if such other service or activities would in any way be in violation of the terms of Section 8 hereof.

                  (c) Consultant shall not be an employee of the Company for any purposes, including, but not limited to, for purposes of any tax or contribution levied by the Federal Insurance Contributions Act, the Social Security Act, the Federal Employment Tax Act and the Federal Income Tax Withholding Act or any corresponding law of any country, state or locality with respect to employment or compensation, and Consultant hereby accepts exclusive and full liability for any such taxes or contributions. Except as provided for in Section 2(c), Consultant shall not be entitled to any employee benefits or privileges (including, but not limited to, medical or other insurance, holidays, vacation or sick pay).

                  (d) During the Term, Consultant shall be free to pursue and enter into other consulting or employment arrangements with third parties; provided, however, that Consultant shall abide by the covenants of Section 8, below, in the course of discussing, negotiating, entering into or performing under any and all such arrangements. Consultant shall not be required to mitigate the amount of any payment provided to Consultant hereunder by seeking other employment, consulting or otherwise. In addition, no amounts due to Consultant hereunder shall be reduced or offset by any compensation whatsoever received by Consultant from any other permitted employment or consulting of Consultant.

         6. Limited Authority. Consultant shall not hold himself out directly or indirectly as having any independent right, power or authority to create any contract or obligation, either express or implied, on behalf of, in the name of or binding upon, the Company, or to pledge the Company's credit, or to extend credit in the Company's name.

         7. Consulting Fee.

                  (a) During the Term, Consultant shall receive as total consideration for his providing Services under this Agreement, advisory and consulting fees (the "Fixed Fees") of One Hundred Twelve Thousand and Five Hundred Dollars ($112,500), which shall be payable in bi-weekly installments in accordance with the standard payroll practices of the Company in effect from time to time.

                  (b) Provided prior written approval of the Company's Chief Executive Officer is obtained for any expenses totaling more than $100 per month, the Company shall reimburse Consultant for all documented ordinary, necessary and reasonable business expenses incurred by Consultant in connection with providing the Services under this Agreement. Reimbursement shall be made as soon as practicable after Consultant submits an itemized statement setting forth the expenses, together with appropriate supporting documents, such as copies of receipts evidencing the amounts expended.

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         8. Non-Competition; Non-Solicitation; Confidentiality;
Non-Disparagement.

                  (a) The provisions of Sections 6, 7 and 8 of the Employment Agreement shall survive (for the period set forth in such Sections) the termination of the Employment Agreement.

                  (b) Consultant shall not denigrate or disparage the Company in the future, and the Company and its officers and directors shall not denigrate or disparage Consultant.

         9. Termination of Agreement.

                  (a) The provisions of the Consulting Arrangement and all mutual liabilities and obligations between the Company and Consultant pursuant to such Consulting Arrangement shall cease and terminate upon the Expiration Date.

                  (b) The Company shall pay Consultant whether or not the Company has called upon Consultant for Services.

         10. Survival of Payment Obligations. The parties hereto acknowledge and agree that all rights under this Agreement shall, (i) in the event of Consultant's death, accrue to the benefit of and be paid to Consultant's estate, heirs or assigns and (ii) in the event of Consultant's disability, accrue to the benefit of and be paid to Consultant.

         11. Publicity. Neither party shall issue any press release or other public statement mentioning or involving the other party without the other party's prior written consent.

         12. Equitable Remedies. The parties hereto hereby acknowledge and agree that a breach by any party hereto of any provision of this Agreement will cause the non-breaching parties irreparable injury for which there is no adequate remedy at law. Accordingly, the parties hereto expressly agree that, in the event of any such breach or any threatened breach hereunder, directly or indirectly, the non-breaching parties shall be entitled, in addition to any and all other remedies available, to seek and obtain injunctive and/or other equitable relief to require specific performance of or prevent, restrain and/or enjoin a breach of the provisions of this Agreement.

         13. Governing Law. The validity and construction of this Agreement or any of its provisions will be governed by and construed in accordance with the laws of the State of New York, without regard to its conflicts of law principles.

         14. Indemnification.

                  (a) Consultant hereby indemnifies and agrees to defend and hold harmless the Company, to the fullest extent permitted by New York law, from and against any and all claims, demands and actions, and any liabilities, damages or expenses resulting therefrom, including court costs and reasonable attorneys' fees, arising out of or relating to the Consultant's breach of this Agreement. Consultant's obligations under this Section 14 hereof shall survive the termination, for any reason, of this Agreement.

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                  (b) The Company hereby indemnifies and agrees to defend and hold harmless Consultant, to the fullest extent permitted by New York law, from and against any and all claims, demands and actions, and any liabilities, damages or expenses resulting therefrom, including court costs and reasonable attorneys' fees, arising out of or relating to the Company's breach of this Agreement. The Company's obligations under this Section 14 hereof shall survive the termination, for any reason, of this Agreement.

                  (c) Consultant shall continue to be entitled to indemnification to the fullest extent permitted under the Delaware General Corporation Law, the Company's bylaws and certificate of incorporation and any applicable directors' and officers' insurance policies for all actions taken prior to the Agreement Termination Date.

         15.      Miscellaneous Provisions.

                  (a) Consultant acknowledges that he is entering into this Agreement freely, knowingly and voluntarily, with a full understanding of its terms, and has had sufficient time to consider the terms of this Agreement.

                  (b) This Agreement shall not be modified or amended except by a writing signed by each of the Company and Consultant.

                  (c) This Agreement constitutes the entire agreement and understanding of the parties hereto relating to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, of the parties hereto relating to the subject matter hereof, and there are no additional written or oral terms or representations made by either party other than those contained herein; provided however, that notwithstanding the above, Sections 6, 7 and 8 of the Employment Agreement are not merged into this Agreement and not superseded as a result hereof. In the event of a conflict between the terms of Sections 6, 7 and 8 of the Employment Agreement and this Agreement, the terms of Sections 6, 7 and 8 of the Employment Agreement shall be controlling.

                  (d) In the event of any dispute related to or based upon this Agreement, the prevailing party shall be entitled to recover from the other party its reasonable attorneys' fees and costs.

                  (e) Except as otherwise expressly provided in this Agreement, no party may assign any rights or delegate any duties under this Agreement without the prior written consent of the other party. Any attempted assignment or delegation without the required consent shall be void.

                  (f) If any provision or clause of this Agreement or application thereof to any person or circumstances is held invalid or unlawful, such invalidity or unlawfulness shall not affect any other provision or clause of this Agreement or application thereof which can be given effect without the invalid or unlawful provision, clause or application.

                  (g) Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and delivered or sent by first-class mail, postage prepaid, to the parties at the addresses set forth in the introductory paragraph of this Agreement. Any party to this Agreement may change their address for notices by notice given pursuant to the provisions of this
Section 15(g).

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                  (h) This Agreement and the rights and obligations of the
parties hereto shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

                  (i) This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall constitute but one agreement. Copies of this Agreement, including facsimile copies, may be used in lieu of the originals for all purposes. If a party signs this Agreement and then transmits an electronic facsimile of the signature page to any other party, that party who receives the transmission may rely upon the electronic facsimile as a signed original of this Agreement.

                  (j) All exhibits and recitals included in this Agreement are an integral part of this Agreement. They are incorporated in this Agreement by this reference as though at this point set forth in full.

                  (k) Except as set forth in Sections 10 and 15(h) hereof, the parties do not intend the benefits of this Agreement to inure to any person or entity not a party to this Agreement. Notwithstanding anything to the contrary contained in this Agreement, or any conduct or course of conduct by either party before or after execution of this Agreement, this Agreement shall not be construed as creating any right, claim or cause of action against either party by any person or entity not a party to this Agreement.

                  (l) The parties hereto will, whenever and as often as they shall reasonably be requested to do so by any other party, execute, acknowledge and deliver, or cause to be executed, acknowledged or delivered, any and all such further instruments or further assurances, approvals, consents and documents as may be reasonably necessary, and to do any and all other acts as may be required to carry out the intent and purpose of this Agreement.

                  (m) Time is of the essence of this Agreement.

                  (n) For purposes of this Agreement, the Company shall mean Integrated BioPharma, Inc., a Delaware corporation, and any of its direct and indirect subsidiaries and affiliates, as well as its predecessors and successors.

                                 [Remainder of page intentionally left blank;
signature page follows.]

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         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have set their hands hereunto as of the date first above written.

                           INTEGRATED BIOPHARMA, INC.


                           By: /s/ E. Gerald Kay
                           E. Gerald Kay
                           Chief Executive Officer



                           /s/ Gregory A. Gould
                           Gregory A. Gould


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